Exhibit 1

Transactions in the Securities of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities (Sold)	Price ($)	Date of Sale

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

Sale of Common Stock	(54,403)	91.8560	01/02/2026
Sale of Common Stock	(9,174)	96.0880	01/06/2026
Sale of Common Stock	(4,633)	96.1100	01/06/2026
Sale of Common Stock	(18,533)	93.5430	01/08/2026
Sale of Common Stock	(12,369)	95.6080	01/09/2026
Sale of Common Stock	(6,209)	96.3140	01/12/2026
Sale of Common Stock	(17,750)	98.1800	01/13/2026
Sale of Common Stock	(15,929)	97.8130	01/14/2026
Sale of Common Stock	(10,592)	100.1480	01/21/2026
Sale of Common Stock	(52,211)	100.1480	01/21/2026
Sale of Common Stock	(692)	100.2610	01/21/2026
Sale of Common Stock	(3,411)	100.2610	01/21/2026
Sale of Common Stock	(69,127)	99.5190	01/22/2026
Sale of Common Stock	(104,708)	94.9890	01/23/2026

STARBOARD VALUE AND OPPORTUNITY S LLC

Sale of Common Stock	(7,096)	100.1480	01/21/2026
Sale of Common Stock	(464)	100.2610	01/21/2026
Sale of Common Stock	(7,811)	99.5190	01/22/2026
Sale of Common Stock	(11,832)	94.9890	01/23/2026

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

Sale of Common Stock	(4,094)	100.1480	01/21/2026
Sale of Common Stock	(267)	100.2610	01/21/2026
Sale of Common Stock	(4,506)	99.5190	01/22/2026
Sale of Common Stock	(6,825)	94.9890	01/23/2026

STARBOARD X MASTER FUND LTD

Sale of Common Stock	(4,305)	91.8560	01/02/2026
Sale of Common Stock	(726)	96.0880	01/06/2026
Sale of Common Stock	(367)	96.1100	01/06/2026
Sale of Common Stock	(1,467)	93.5430	01/08/2026
Sale of Common Stock	(979)	95.6080	01/09/2026
Sale of Common Stock	(491)	96.3140	01/12/2026
Sale of Common Stock	(1,405)	98.1800	01/13/2026
Sale of Common Stock	(1,260)	97.8130	01/14/2026
Sale of Common Stock	(25,420)	100.1480	01/21/2026
Sale of Common Stock	(1,661)	100.2610	01/21/2026
Sale of Common Stock	(27,979)	99.5190	01/22/2026
Sale of Common Stock	(42,380)	94.9890	01/23/2026

STARBOARD VALUE LP

(Through the Starboard Value LP Account)

Sale of Common Stock	(19,057)	100.1480	01/21/2026
Sale of Common Stock	(1,245)	100.2610	01/21/2026
Sale of Common Stock	(20,977)	99.5190	01/22/2026
Sale of Common Stock	(31,774)	94.9890	01/23/2026